                                                                    EXHIBIT 99.1

                                                                PUBLIC RELATIONS
For Immediate Release News                                         MetLife, Inc.
                                                               One MetLife Plaza
                                                        27-01 Queens Plaza North
                                                      Long Island City, NY 11101

(METLIFE LOGO)                                          (SNOOPY GRAPHIC)

Contacts:       For Media:      John Calagna
                                (212) 578-6252

                For Investors:  Tracey Dedrick
                                (212) 578-5140

                  METLIFE ANNOUNCES FIRST QUARTER 2005 RESULTS

          REPORTS RECORD NET INCOME OF $1.33 PER SHARE, A 68% INCREASE
      REPORTS RECORD OPERATING EARNINGS OF $1.11 PER SHARE, A 42% INCREASE
             UPDATES FULL YEAR 2005 OPERATING EARNINGS GUIDANCE AND
                           PROVIDES GUIDANCE FOR 2006
              ANNOUNCES FINANCING DETAILS FOR TRAVELERS ACQUISITION

NEW YORK, May 3, 2005 - MetLife, Inc. (NYSE: MET) today reported first quarter 2005 net income of $987 million, or $1.33 per diluted share, compared with $598 million, or $0.79 per diluted share, for the first quarter of 2004.

                                                                 For the three months ended March 31,
                                                                 ------------------------------------
                                                                       2005             2004
                                                                       ----             ----
                                                             (Dollars in millions, except per share data)
Net income                                                            $  987           $  598
Net income per diluted share                                          $ 1.33           $ 0.79
Operating earnings(1)                                                 $  821           $  595
Operating earnings per diluted share(1)                               $ 1.11           $ 0.78
Book value per common share                                           $31.15           $29.39
Book value per common share, excluding accumulated other
     comprehensive income per diluted share(1)                        $28.23           $24.86

(1) Operating earnings, operating earnings per diluted share and book value per common share (excluding accumulated other comprehensive income per diluted share) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures and the reconciliation to GAAP measures in this press release are provided in the non-GAAP and Other Financial Disclosures section below.

FIRST QUARTER HIGHLIGHTS

-        Achieved record quarterly net income of $987 million

- Earned total premiums, fees and other revenues of $7.1 billion, an 11% increase over the prior year period

-        Continued strong investment spreads

"MetLife had a remarkable first quarter," said Robert H. Benmosche, chairman and chief executive officer of MetLife, Inc. "We generated record quarterly net income, record operating earnings and grew our top-line results. We continue to leverage MetLife's leading market positions to identify growth opportunities in the marketplace that not only enable us to provide comprehensive financial solutions for our customers, but also generate strong returns for shareholders."

Operating earnings for the first quarter of 2005 were $821 million, or $1.11 per diluted share, compared with $595 million, or $0.78 per diluted share, for the prior year period.

EARNINGS GUIDANCE

"We are revising our full year 2005 operating earnings guidance of between $3.50 and $3.65 per share, which we announced last December on Investor Day, to between $3.90 and $4.05 per share. Our new guidance reflects our very strong results this quarter, anticipated strong results for the remainder of 2005 and our expectation that MetLife's acquisition of Citigroup's Travelers Life & Annuity and substantially all of Citigroup's international insurance businesses will close this summer and be accretive to earnings during the second half of 2005," added Benmosche.

"At this time, we are also announcing preliminary guidance for full year 2006 operating earnings, which we expect to be between $4.25 and $4.50 per share," continued Benmosche.

FIRST QUARTER SEGMENT OVERVIEW

Reconciliations of segment net income to operating earnings are provided in the tables that accompany this release.

INSTITUTIONAL BUSINESS EARNINGS REMAIN STRONG

Institutional Business operating earnings for the first quarter of 2005 were $324 million, compared with $317 million in the prior year period. Operating earnings in both periods were strong. The improvement in earnings in the segment was primarily due to growth in the business and continued strong, but lower, interest spreads in the group life and Retirement & Savings businesses. This was partially offset by higher expenses, which are largely attributable to the impact of unusually low expenses in the prior year period. Excluding the favorable prior year period underwriting results in the Retirement & Savings business, underwriting results generally improved across most products.

During the quarter, Retirement & Savings net investment income grew 12% compared to the prior year period largely due to an increase in the asset base driven by favorable sales, particularly in the structured settlement business, and higher corporate joint venture income. In addition to growth in group life premiums, fees and other revenues during the quarter, non-medical health premiums, fees and other revenues increased 16% over the prior year period due to continued growth in the small market and long-term care. Growth in long-term care was due, in part, to the early 2004 acquisition of TIAA-CREF's long-term care insurance business and sales growth in the Individual Business independent channels.

INDIVIDUAL BUSINESS EARNINGS UP 70%

Individual Business operating earnings were $318 million in the first quarter of 2005, compared with $187 million in the prior year period. Results in Individual Business were driven by higher earnings in the annuity product line due to overall growth in this product segment, as well as very strong interest spreads and unusually low expenses due to the elimination of certain expense liabilities. Variable/universal life results benefited from higher interest margins, higher fee income and lower expenses. In addition, traditional life results benefited from favorable mortality and unusually low expenses. Fees for the investment-type products within the annuity business increased, while first year premiums and deposits for the universal life business were down slightly from the prior year period.

AUTO & HOME EARNINGS UP 65%

Auto & Home operating earnings were $76 million in the first quarter of 2005, compared with $46 million in the prior year period. Auto & Home's results benefited from lower non-catastrophe losses compared with the prior-year period and were primarily driven by lower auto severities and homeowners frequencies. As a result, the segment's non-catastrophe combined ratio improved to 90.9% for the first quarter of 2005.

INTERNATIONAL EARNINGS UP 52%

International operating earnings were $67 million in the first quarter of 2005, compared with $44 million in the prior year period. Business growth in Latin America and Asia, including excellent underwriting and interest margins, contributed to a very strong quarter.

INVESTMENTS

During the first quarter of 2005, corporate joint venture income, bond prepayment fees and commercial mortgage prepayment fees were at higher than normal levels.

TRAVELERS ACQUISITION

On January 31, 2005, MetLife announced that it would finance its planned $11.5 billion purchase of Travelers Life & Annuity and substantially all of Citigroup's international insurance businesses with a variety of financial instruments. MetLife now expects to finance the acquisition as follows:

                                                            ($ in billions)
  Cash                                                          $2.8 - $3.2
  Debt                                                          $3.4 - $3.8
  Mandatory convertible securities                              $2.0 - $2.5
  Perpetual preferred securities                                $1.5 - $2.0
  MetLife common stock issued to Citigroup                             $1.0

MetLife's final financing plan for the transaction will depend upon a number of factors including, but not limited to, market conditions, timing and valuation considerations.

A registration statement relating to the securities described above has been filed with the Securities and Exchange Commission but has not become effective. Securities may not be sold and offers to buy may not be accepted prior to the time that the registration statement becomes effective. Any offering of securities covered by the registration statement will be made only by means of written prospectuses and prospectus supplements. This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Earnings Conference Call
------------------------

MetLife will hold its first quarter earnings conference call and audio Webcast on Wednesday, May 4, 2005, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page).

Non-GAAP and Other Financial Disclosures
----------------------------------------

MetLife analyzes its performance using non-GAAP measures called operating earnings and operating earnings per diluted share. Operating earnings is defined as GAAP net income excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, the impact from the cumulative effect of a change in accounting, net of income taxes, and discontinued operations, net of income taxes. Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings. Operating earnings per diluted share is calculated by dividing operating earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, the impact of the cumulative effect of a change in accounting, net of income taxes, and discontinued operations, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings and operating earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively.

                                                                  For the three months ended March 31,
                                                                  ------------------------------------
                                                                      2005                 2004
                                                              ---------------------  ----------------------
                                                               (Dollars in millions, except per share data)
Net income                                                    $  987       $  1.33    $  598      $  0.79
Net investment (gains) losses, net of
    income taxes(1)                                               21          0.03       (76)       (0.10)
Adjustments related to net investment
    (gains) losses, net of income taxes(2)                       (36)        (0.05)       (9)       (0.01)
Cumulative effect of a change in
    accounting, net of income taxes(3)                            --            --        86         0.11
Discontinued operations, net of income taxes                    (151)        (0.20)       (4)       (0.01)
                                                              ------       -------    ------      -------
Operating earnings                                            $  821       $  1.11    $  595      $  0.78
                                                              ======       =======    ======      =======

Book value per common share                                   $31.15                  $29.39
Other comprehensive income                                      2.92                    4.53
                                                              ------                  ------
Book value per common share, excluding accumulated other
     comprehensive income                                     $28.23                  $24.86
                                                              ======                  ======

(1) Net investment gains (losses), net of income taxes, include gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations of $12 million and $13 million for the three months ended March 31, 2005 and 2004, respectively. Net investment gains (losses), net of income taxes, exclude gains of $16 million and $9 million for the three months ended March 31, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment gains (losses), net of income taxes, include amortization of deferred policy acquisition costs, adjustments related to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Cumulative effect of a change in accounting, net of income taxes, for the three months ended March 31, 2004 relates to the adoption of AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long-Duration Contracts and for Separate Accounts.

In this release, MetLife provides guidance on its future earnings per share on an operating, non-GAAP basis. A reconciliation of these measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because MetLife believes it is not possible to provide a reliable forecast of net investment gains and losses, which can fluctuate significantly from period to period and may have a significant impact on GAAP net income.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses;
(vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices;
(xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                      # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                          (Dollar amounts in millions)


                                                                                    Three months ended March 31,
                                                                                    ----------------------------
                                                                                      2005                2004
                                                                                    --------            --------
Premiums                                                                            $  6,002            $  5,386
Universal life and investment-type product policy fees                                   791                 663
Net investment income                                                                  3,217               2,939
Other revenues                                                                           299                 313
Net investment gains (losses)                                                            (15)                116
                                                                                    --------            --------
          Total revenues                                                              10,294               9,417
                                                                                    --------            --------

Policyholder benefits and claims                                                       5,962               5,475
Interest credited to policyholder account balances                                       795                 738
Policyholder dividends                                                                   415                 425
Other expenses                                                                         1,973               1,851
                                                                                    --------            --------
          Total expenses                                                               9,145               8,489
                                                                                    --------            --------

Income from continuing operations before provision for income taxes                    1,149                 928
Provision for income taxes                                                               350                 290
                                                                                    --------            --------
Income from continuing operations                                                        799                 638
Income from discontinued operations, net of income taxes                                 188                  46
                                                                                    --------            --------
Income before cumulative effect of a change in accounting, net of income taxes           987                 684
Cumulative effect of a change in accounting, net of income taxes (4)                      --                 (86)
                                                                                    --------            --------
Net income                                                                          $    987            $    598
                                                                                    ========            ========


OPERATING EARNINGS RECONCILIATION
---------------------------------

Net income                                                                          $    987            $    598
      Net investment gains (losses)                                                      (21)                123
      Minority interest - net investment gains (losses)                                   (9)                 (8)
      Net investment gains (losses) tax benefit (provision)                                9                 (39)
                                                                                    --------            --------
Net investment gains (losses), net of income taxes (1) (2)                               (21)                 76
      Adjustments related to policyholder benefits and dividends                          70                  31
      Adjustments related to other expenses                                              (15)                (17)
      Adjustments related to tax benefit (provision)                                     (19)                 (5)
                                                                                    --------            --------
Adjustments related to net investment gains (losses), net of income taxes (3)             36                   9
Cumulative effect of a change in accounting, net of income taxes (4)                      --                 (86)
Discontinued operations, net income of income taxes                                      151                   4
                                                                                    --------            --------
Operating earnings                                                                  $    821            $    595
                                                                                    ========            ========

(1) Net investment gains (losses), net of income taxes, include gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations of $12 million and $13 million for the three months ended March 31, 2005 and 2004, respectively.

(2) Net investment gains (losses), net of income taxes, exclude scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment of $16 million and $9 million for the three months ended March 31, 2005 and 2004, respectively.

(3) Adjustments related to net investment gains (losses) include amortization of deferred policy acquisition costs, adjustments related to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(4) Cumulative effect of a change in accounting, net of income taxes, for the three months ended March 31, 2004 is in accordance with Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
  (Dollar amounts in millions, except per share data or unless otherwise noted)


                                                                                      At or for the three months
                                                                                            ended March 31,
                                                                                      --------------------------
                                                                                       2005                2004
                                                                                      ------              ------
Other Financial Data:
  Net income                                                                          $  987              $  598
  Operating earnings                                                                  $  821              $  595
  Total assets under management (billions)                                            $362.7              $337.0

Individual Business Sales Data:
  Total first year life premiums and deposits                                         $  207              $  203
  Variable and Universal life first year premiums and deposits (including COLI/BOLI)  $  160              $  158
  Total annuity deposits                                                              $2,540              $3,436
  Mutual fund sales                                                                   $  954              $1,045

Earnings Per Share Calculation:
  Weighted average common shares outstanding - diluted                                 739.6               760.3
  Operating earnings per share - diluted                                              $ 1.11              $ 0.78
  Net income per share - diluted                                                      $ 1.33              $ 0.79

                                  MetLife, Inc.
                               Balance Sheet Data
           March 31, 2005 (Unaudited) and December 31, 2004 (Audited)
                          (Dollar amounts in millions)


                                                                       At              At
                                                                    March 31,      December 31,
                                                                      2005            2004
                                                                    ---------       ---------
Balance Sheet Data:
  General account assets                                            $ 276,885       $ 270,039
  Separate account assets                                              85,786          86,769
                                                                    ---------       ---------
    Total assets                                                    $ 362,671       $ 356,808
                                                                    =========       =========

  Policyholder liabilities (including amounts of closed block)      $ 196,443       $ 194,027
  Short-term debt                                                       1,120           1,445
  Long-term debt                                                        7,414           7,412
  Other liabilities                                                    48,870          44,331
  Separate account liabilities                                         85,786          86,769
                                                                    ---------       ---------
    Total liabilities                                                 339,633         333,984
                                                                    ---------       ---------

  Common stock, at par value                                                8               8
  Capital in excess of par value                                       15,043          15,037
  Retained earnings                                                     7,595           6,608
  Treasury stock                                                       (1,764)         (1,785)
  Accumulated other comprehensive income                                2,156           2,956
                                                                    ---------       ---------
    Total stockholders' equity                                         23,038          22,824
                                                                    ---------       ---------
    Total liabilities and stockholders' equity                      $ 362,671       $ 356,808
                                                                    =========       =========

                                  MetLife, Inc.
               Reconciliations of Net Income to Operating Earnings
                                    Unaudited
                          (Dollar amounts in millions)

                                                                                  Three months ended March 31,
                                                                                  ----------------------------
                                                                                     2005            2004
                                                                                     -----           -----
Total Institutional Operations
      Net income (loss)                                                              $ 349           $ 310
      Net investment gains (losses), net of income taxes                                 2              64
      Adjustments related to net investment gains (losses), net of income taxes         23             (11)
      Cumulative effect of a change in accounting, net of income taxes                  --             (60)
                                                                                     -----           -----
      Operating earnings (loss)                                                      $ 324           $ 317
                                                                                     =====           =====

Institutional Operations
  Group Life
      Net income (loss)                                                              $  90           $  94
      Net investment gains (losses), net of income taxes                               (10)             17
                                                                                     -----           -----
      Operating earnings (loss)                                                      $ 100           $  77
                                                                                     =====           =====

  Retirement & Savings
      Net income (loss)                                                              $ 185           $ 170
      Net investment gains (losses), net of income taxes                                13              32
      Adjustments related to net investment gains (losses), net of income taxes         11              --
      Cumulative effect of a change in accounting, net of income taxes                  --             (40)
                                                                                     -----           -----
      Operating earnings (loss)                                                      $ 161           $ 178
                                                                                     =====           =====

  Non-Medical Health & Other
      Net income (loss)                                                              $  74           $  46
      Net investment gains (losses), net of income taxes                                (1)             15
      Adjustments related to net investment gains (losses), net of income taxes         12             (11)
      Cumulative effect of a change in accounting, net of income taxes                  --             (20)
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  63           $  62
                                                                                     =====           =====

Total Individual Operations
      Net income (loss)                                                              $ 365           $ 189
      Net investment gains (losses), net of income taxes                                32             (19)
      Adjustments related to net investment gains (losses), net of income taxes         15              21
                                                                                     -----           -----
      Operating earnings (loss)                                                      $ 318           $ 187
                                                                                     =====           =====

Individual Operations
  Traditional Life
      Net income (loss)                                                              $ 169           $  71
      Net investment gains (losses), net of income taxes                                45             (15)
      Adjustments related to net investment gains (losses), net of income taxes         15              22
                                                                                     -----           -----
      Operating earnings (loss)                                                      $ 109           $  64
                                                                                     =====           =====

  Variable & Universal Life
      Net income (loss)                                                              $  41           $  15
      Net investment gains (losses), net of income taxes                                (8)              3
      Adjustments related to net investment gains (losses), net of income taxes         (2)             (1)
      Cumulative effect of a change in accounting, net of income taxes                  --             (11)
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  51           $  24
                                                                                     =====           =====

  Annuities
      Net income (loss)                                                              $ 150           $  98
      Net investment gains (losses), net of income taxes                                 1               2
      Adjustments related to net investment gains (losses), net of income taxes          2              --
      Cumulative effect of a change in accounting, net of income taxes                  --              11
                                                                                     -----           -----
      Operating earnings (loss)                                                      $ 147           $  85
                                                                                     =====           =====

  Other
      Net income (loss)                                                              $   5           $   5
      Net investment gains (losses), net of income taxes                                (6)             (9)
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  11           $  14
                                                                                     =====           =====

Total Auto & Home
      Net income (loss)                                                              $  76           $  46
      Net investment gains (losses), net of income taxes                                --              --
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  76           $  46
                                                                                     =====           =====

Auto & Home
  Auto
      Net income (loss)                                                              $  43           $  22
      Net investment gains (losses), net of income taxes                                --              --
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  43           $  22
                                                                                     =====           =====

                                                                                  Three months ended March 31,
                                                                                  ----------------------------
                                                                                     2005            2004
                                                                                     -----           -----
  Homeowners
      Net income (loss)                                                              $  31           $  22
      Net investment gains (losses), net of income taxes                                --              --
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  31           $  22
                                                                                     =====           =====

  Other
      Net income (loss)                                                              $   2           $   2
      Net investment gains (losses), net of income taxes                                --              --
                                                                                     -----           -----
      Operating earnings (loss)                                                      $   2           $   2
                                                                                     =====           =====

International
      Net income (loss)                                                              $  76           $  36
      Net investment gains (losses), net of income taxes                                --              20
      Adjustments related to net investment gains (losses), net of income taxes          9               2
      Cumulative effect of a change in accounting, net of income taxes                  --             (30)
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  67           $  44
                                                                                     =====           =====

Reinsurance
      Net income (loss)                                                              $  31           $  29
      Net investment gains (losses), net of income taxes                                15               9
      Adjustments related to net investment gains (losses), net of income taxes        (11)             (3)
      Cumulative effect of a change in accounting, net of income taxes                  --               5
                                                                                     -----           -----
      Operating earnings (loss)                                                      $  27           $  18
                                                                                     =====           =====